Exhibit 99.1
LegalZoom Reports Fourth Quarter and Full Year 2023 Financial Results
•Revenue of $158.7 million for the quarter, an increase of 8% year-over-year; and $660.7 million for the year, up 7% year-over-year
•Subscription revenue of $106.7 million for the quarter, an increase of 17% year-over-year; and $412.9 million for the year, up 15% year-over-year
•$225.7 million of cash and cash equivalents and no debt outstanding as of December 31, 2023

MOUNTAIN VIEW, California – February 22, 2024 – LegalZoom.com, Inc. (Nasdaq: LZ), the No. 1 choice in online small business formations, today announced results for its fourth quarter and year ended December 31, 2023, including the following highlights:
•Revenue was $158.7 million for the quarter, up 8% year-over-year.
◦Transaction revenue was $51.9 million for the quarter, compared to $55.3 million in the same period in 2022, down 6% year-over-year.
◦Subscription revenue was $106.7 million for the quarter, compared to $91.4 million in the same period in 2022, an increase of 17% year-over-year. The increase was driven by a 7% year-over-year increase in average revenue per subscription unit and the addition of 104 thousand net new subscription units added during the trailing twelve months.
•Gross margin was 65% for the quarter and 68% in the same period in 2022.
•Net income was $7.4 million for the quarter, or 5% of revenue, compared to net income of $1.7 million, or 1% of revenue, in the same period in 2022.
•Adjusted EBITDA was $33.4 million for the quarter, or 21% of revenue, compared to $26.5 million, or 18% of revenue, for the same period in 2022.
•Non-GAAP net income was $24.1 million for the quarter compared to Non-GAAP net income of $19.0 million in the same period in 2022.
•Cash and cash equivalents were $225.7 million as of December 31, 2023 compared to $189.1 million as of December 31, 2022.
•Cash flows provided by operating activities were $22.5 million for the quarter ended December 31, 2023 compared to cash flows provided by operating activities of $21.8 million in the same period in 2022.
•Free cash flow was $14.1 million for the quarter ended December 31, 2023 compared to $16.2 million in the same period in 2022.
•Basic and diluted net income per share was $0.04 for the quarter compared to a basic and diluted net income per share of $0.01 for the same period in 2022, and basic and diluted Non-GAAP net income per share was $0.13 for the quarter in 2023 compared to basic Non-GAAP net income per share of $0.10 for the same period in 2022.
•Launched new products during the quarter ended December 31, 2023:
◦In November 2023 we announced the launch of a new business license offering. This new offering is built on a proprietary nationwide database that matches a small business profile with the required licenses and permits at all levels of government.
◦In December 2023 we launched a new Beneficial Ownership Information Report to help customers satisfy the federally mandated beneficial ownership information reporting rule under the Corporate Transparency Act, which went into effect on January 1, 2024.

“I’m excited with the progress we made this quarter, including the rollout of our new Business License and Beneficial Ownership Information Report services. We are entering 2024 with a strong foundation to drive growth. Our investments in technology, a much broader ecosystem of services and an expanding base of more engaged subscribers put us in a strong position as we enter the year,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer.
Noel Watson, LegalZoom’s Chief Financial Officer added, “In the fourth quarter we achieved both revenue and Adjusted EBITDA above the top end of our guidance range, contributing to our solid full year 2023 performance. For the full year, we experienced a 15% year-over-year growth in subscription revenue and a 74% year-over-year increase in Adjusted EBITDA margin as we continue to drive operational efficiencies in our business. We expect to build on this momentum in 2024 with our outlook reflecting another year of Adjusted EBITDA margin expansion.”

Key Business Metrics and Non-GAAP Financial Measures
(Unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth	Year Ended		% Growth
	December 31,		(Decline)	December 31,		(Decline)
	2023	2022	YOY	2023	2022	YOY
Revenue	$158,663	$146,626	8%	$660,727	$619,979	7%
Business formations	113	115	(2)%	581	474	23%
Transaction units	215	211	2%	1,043	929	12%
Average order value (AOV)	$242	$262	(8)%	$238	$281	(15)%
Subscription units at period end	1,545	1,441	7%	1,545	1,441	7%
Average revenue per subscription unit (ARPU) at period end	$277	$259	7%	$277	$259	7%
Net income (loss)	$7,382	$1,744	323%	$13,953	$(48,733)	129%
Adjusted EBITDA	$33,438	$26,466	26%	$118,691	$63,705	86%
Net income (loss) margin	5%	1%	291%	2%	(8)%	127%
Adjusted EBITDA margin	21%	18%	16%	18%	10%	74%
Net cash provided by operating activities	$22,495	$21,822	3%	$124,308	$73,837	68%
Free cash flow	$14,121	$16,165	(13)%	$92,715	$51,739	79%
Certain percentages may not recalculate due to rounding.
Financial Guidance and Outlook
Our guidance for the first quarter ending March 31, 2024 is as follows:
•Revenue is expected to be in the range of $172 million to $176 million
•Adjusted EBITDA is expected to be in the range of $25 million to $27 million
Our guidance for the full year ending December 31, 2024 is as follows:
•Revenue is expected to be in the range of $700 million to $720 million
~~•~~Adjusted EBITDA is expected to be in the range of $135 million to $145 million
Webcast and Conference Call Information
A webcast and conference call to discuss fourth quarter and full year 2023 results is scheduled for today, February 22, 2024, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,”

“plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations and fluctuations or declines in the number of business formations may adversely affect our business; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges on our business, including as a result of inflation, global conflict, supply chain issues and recessionary concerns; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective in our internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2023 filed with the Securities and Exchange Commission, or SEC, on November 7, 2023, as well as those in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and Free cash flow. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as Net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain other non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.
We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense, certain transaction-related expenses, and certain other non-recurring income and expenses from time to time, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock. We believe Non-GAAP net income (loss) and Non-GAAP net income (loss) per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for business formation in the United States, or U.S. Our unique position at business inception allows us to become a trusted business advisor, supporting the evolving needs of a new business throughout its lifecycle, and we have expanded our platform to include professional expertise and other products, both legal and non-legal, to better meet the needs of small businesses. Driven by a mission to unleash entrepreneurship, we deliver comprehensive legal, tax, accounting and compliance products and expertise to millions of small business owners and their families through easy-to-use technology. We operate across all 50 states and in over 3,000 counties in the U.S., with over two decades of experience in simplifying the legal and compliance process for our customers and empowering entrepreneurs with services that help to make their dream a reality. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$225,719	$189,082
Accounts receivable, net of allowance	11,738	13,177
Prepaid expenses and other current assets	15,159	16,699
Current assets held for sale	22,722	22,722
Total current assets	275,338	241,680
Property and equipment, net	48,232	30,823
Goodwill	63,318	63,229
Intangible assets, net	13,735	18,900
Deferred income taxes	29,015	29,380
Operating lease right-of-use assets	8,518	11,148
Available-for-sale debt securities	1,159	995
Other assets	8,503	9,240
Total assets	$447,818	$405,395
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,282	$25,312
Accrued expenses and other current liabilities	61,678	57,373
Deferred revenue	167,951	164,200
Operating lease liabilities	2,052	2,317
Total current liabilities	263,963	249,202
Operating lease liabilities, non-current	6,966	8,958
Deferred revenue	490	892
Other liabilities	7,565	3,968
Total liabilities	278,984	263,020
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at December 31, 2023 and 2022, none issued or outstanding at December 31, 2023 and 2022	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 188,538 and 190,822 shares issued and outstanding at December 31, 2023 and 2022, respectively	189	190
Additional paid-in capital	1,101,474	1,032,550
Accumulated deficit	(933,061)	(891,862)
Accumulated other comprehensive income	232	1,497
Total stockholders’ equity	168,834	142,375
Total liabilities and stockholders’ equity	$447,818	$405,395

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Revenue	$158,663	$146,626	$660,727	$619,979
Cost of revenue	55,907	47,448	239,263	211,095
Gross profit	102,756	99,178	421,464	408,884
Operating expenses:
Sales and marketing	46,126	47,920	210,872	263,884
Technology and development	22,107	18,821	83,181	70,434
General and administrative	27,669	27,497	106,352	116,057
Impairment of long-lived assets	—	11	—	248
Total operating expenses	95,902	94,249	400,405	450,623
Income (loss) from operations	6,854	4,929	21,059	(41,739)
Interest expense	(254)	(71)	(493)	(260)
Interest income	2,711	1,103	9,307	1,803
Other income (expense), net	1,185	1,625	1,621	(4,477)
Impairment of other equity security	—	(3,000)	—	(3,000)
Income (loss) before income taxes	10,496	4,586	31,494	(47,673)
Provision for (benefit from) income taxes	3,114	2,842	17,541	1,060
Net Income (Loss)	$7,382	$1,744	$13,953	$(48,733)
Net income (loss) attributable to common stockholders—basic	$7,382	$1,744	$13,953	$(48,733)
Net income (loss) attributable to common stockholders—diluted	$7,382	$1,744	$13,953	$(48,733)
Net income (loss) per share attributable to common stockholders:
Basic	0.04	0.01	0.07	(0.25)
Diluted	0.04	0.01	0.07	(0.25)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	188,223	192,401	190,466	195,829
Diluted	192,827	193,327	194,415	195,829

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income (loss)	$13,953	$(48,733)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,383	21,745
Amortization of debt issuance costs	227	227
Amortization of right-of-use assets	2,692	2,049
Stock-based compensation	66,015	80,469
Impairment of long-lived assets	—	248
Impairment of other equity security	—	3,000
Deferred income taxes	4,712	(793)
Change in fair value of contingent consideration	(836)	(150)
Unrealized foreign exchange (gain) loss	(1,387)	3,558
Other	(39)	168
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	1,441	(2,505)
Prepaid expenses and other current assets	1,557	(523)
Other assets	435	179
Accounts payable	5,025	(6,609)
Accrued expenses and other liabilities	4,119	6,535
Operating lease liabilities	(2,319)	(2,135)
Income tax payable	(4)	28
Deferred revenue	3,334	17,079
Net cash provided by operating activities	124,308	73,837
Cash flows from investing activities
Acquisitions, net of cash acquired	—	(2,532)
Asset acquisition, net of cash acquired	—	(6,299)
Proceeds from acquisition working capital adjustment	—	307
Purchase of property and equipment	(31,593)	(22,098)
Other	38	—
Net cash used in investing activities	(31,555)	(30,622)
Cash flows from financing activities
Repayment of finance and capital lease obligations	(35)	(14)
Payment of contingent consideration	—	(600)
Repurchase and retirement of common stock	(54,873)	(95,126)
Payment of stock repurchase costs	(100)	—
Shares surrendered for settlement of minimum statutory tax withholdings	(9,587)	(41)
Proceeds from issuance of stock under employee stock plans	8,445	2,438
Net cash used in financing activities	(56,150)	(93,343)
Effect of exchange rate changes on cash and cash equivalents	34	(87)
Net increase (decrease) in cash and cash equivalents	36,637	(50,215)
Cash and cash equivalents, at beginning of the period	189,082	239,297
Cash and cash equivalents, at end of the period	$225,719	$189,082
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
	(in thousands, except percentages)
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$7,382	$1,744	$13,953	$(48,733)
Interest expense	254	71	493	260
Interest income	(2,711)	(1,103)	(9,307)	(1,803)
Provision for income taxes	3,114	2,842	17,541	1,060
Depreciation and amortization	7,322	5,558	25,383	21,745
Other (income) expense, net	(1,185)	(1,625)	(1,621)	4,477
Stock-based compensation	15,010	15,979	66,015	80,469
Impairment of other equity security	—	3,000	—	3,000
Impairment of long-lived assets	—	—	—	237
Transaction-related expenses	—	—	—	758
Restructuring costs(1)	3,863	—	4,666	1,795
Certain other non-recurring expenses(2)	389	—	1,568	440
Adjusted EBITDA	$33,438	$26,466	$118,691	$63,705
Net income (loss) margin	5%	1%	2%	(8)%
Adjusted EBITDA margin	21%	18%	18%	10%
(1)     For 2023, restructuring costs related to the reduction of our U.S. and U.K. headcount. For 2022, restructuring expenses related to a phased severance event to reduce the U.S. headcount in June and August 2022. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the consolidated statements of operations.
(2)     For 2023, certain other non-recurring expenses included costs incurred by us in conjunction with the secondary offerings of shares of our common stock by a selling stockholder in September 2023 and November 2023. For 2022, certain other non-recurring expenses included costs related to the departure of a member of management.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income (loss) to Non-GAAP net income for each of the periods indicated (unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
	(in thousands, except per share amounts)
Reconciliation of Net income (loss) to Non-GAAP Net income
Net income (loss)	$7,382	$1,744	$13,953	$(48,733)
Amortization of acquired intangible assets	1,291	1,291	5,165	3,532
Stock-based compensation	15,010	15,979	66,015	80,469
Impairment of other equity security	—	3,000	—	3,000
Impairment of long-lived assets	—	—	—	237
Transaction-related expenses	—	—	—	758
Restructuring expenses	3,863	—	4,666	1,795
Certain other non-recurring expenses(1)	389	—	1,568	440
Income tax effects(2)	(3,801)	(3,010)	(10,892)	(10,243)
Non-GAAP net income	$24,134	$19,004	$80,475	$31,255
Net income (loss) margin	5%	1%	2%	(8%)
Non-GAAP net income margin	15%	13%	12%	5%
Net income (loss) per share attributable to common stockholders—basic and diluted	$0.04	$0.01	$0.07	$(0.25)
Non-GAAP net income per share—basic	$0.13	$0.10	$0.42	$0.16
Non-GAAP net income per share—diluted	$0.13	$0.10	$0.41	$0.16
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders—basic	188,223	192,401	190,466	195,829
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders—diluted	192,827	193,327	194,415	195,829
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders—basic	188,223	192,401	190,466	195,829
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders—diluted	192,827	193,327	194,415	197,808
(1)For 2023, certain other non-recurring expenses included costs incurred by us in conjunction with the secondary offerings of shares of our common stock by a selling stockholder in September 2023 and November 2023. For 2022, certain other non-recurring expenses included costs related to the departure of a member of management.
(2)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share attributable to common stockholders (unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share attributable to common stockholders:
Non-GAAP net income	$24,134	$19,004	$80,475	$31,255
Reconciliation of denominator for net income (loss) per share attributable to common stockholders to Non-GAAP net income per share attributable to common stockholders:
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders—basic:	188,223	192,401	190,466	195,829
Effect of potentially dilutive securities:
Stock options	1,478	484	1,380	1,410
Restricted stock unit	3,118	442	2,558	566
Employee stock purchase plan	8	—	11	3
Weighted-average common stock used in computing Non-GAAP net income per share attributable to common stockholders—diluted	192,827	193,327	194,415	197,808
Non-GAAP net income per share attributable to common stockholders—basic	$0.13	$0.10	$0.42	$0.16
Non-GAAP net income per share attributable to common stockholders—diluted	$0.13	$0.10	$0.41	$0.16
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$22,495	$21,822	$124,308	$73,837
Purchase of property and equipment	(8,374)	(5,657)	(31,593)	(22,098)
Total free cash flow	$14,121	$16,165	$92,715	$51,739